UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 26, 2011

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Ave., Suite M04,
Lake Success, NY 11042
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 516-734-3600

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure.

With respect to DealerTrack’s potential acquisition of substantially all the assets of eCarList, LLC, DealerTrack will be permitted to take a step-up in basis of the acquired assets for tax purposes and amortize the intangible assets including goodwill over a 15 year period. We estimate these tax benefits to have a present value of approximately $7 million.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of DealerTrack Holdings, Inc. under the Securities Act of 1933, as amended, or the Exchange Act.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report on Form 8-K regarding DealerTrack Holdings, Inc. the potential tax benefits related to the acquisition of eCarList, LLC and all other statements in this Current Report on Form 8-K other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011

DealerTrack Holdings, Inc.
By:	/s/ Eric D. Jacobs
Eric D. Jacobs
Senior Vice President, Chief Financial Officer, Chief Administrative Officer and Treasurer